                                 EXHIBIT 10.10

                             EMPLOYMENT AGREEMENT

This Agreement, dated as of ____________, 199_ between National Surgery Centers, Inc., a Delaware corporation (hereafter referred to as the "Company"), and Bryan
S. Fisher (hereinafter referred to as the "Employee").

                                   Recitals

The Employee has been employed by the Company, for a substantial period of time and currently serves as the Chief Financial Officer, Vice President, Secretary, and Treasurer of the Company. Because of the Employee's extensive experience with the Company, the Company wishes to have the Employee available to perform duties for the Company substantially similar to those currently being performed by him for the Company, and to contribute to the Company's growth and success as he has for the Company in the past. The Employee is willing to commit to perform his services for the Company upon the terms and conditions set forth herein.

                                   Covenants

NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Employment. The Company hereby agrees to employ Employee as Chief Financial Officer, Vice President, Secretary, and Treasurer of the Company to perform the duties described herein, and Employee hereby accepts such employment on the terms and conditions stated herein.

2. Term of Employment. Subject to provisions for termination set forth herein, the term of Employee's employment hereunder shall commence on the date hereof and shall expire on the first anniversary of such date (the "Employment Term"); provided, however, that commencing on the date one year after the date hereof, and on each annual anniversary of such date (the date one year after the date hereof and each annual anniversary of such date, is hereinafter referred to as a "Renewal Date"), the Employment Term shall be automatically extended, unless at least 60 days prior to the Renewal Date the Company shall give notice that the Employment Term shall not be so extended.

3. Duties of Employee. Employee shall be Chief Financial Officer, Vice President, Secretary, and Treasurer of the Company and shall perform such duties and responsibilities for the Company as may be assigned to him by the board of directors of the Company and which are not unreasonably inconsistent with the duties of Chief Financial Officer, Vice President, Secretary, and Treasurer, including such duties as are currently being performed by the Employee for the Company. During the term of his employment, Employee shall devote substantially all of his business time, attention and energy, and his reasonable best efforts, to the interests and business of the Company and to the performance of his duties and responsibilities on behalf of the Company.

4. Compensation. Throughout the term of Employee's employment hereunder, the Company shall pay Employee, for services to be rendered by him hereunder, a guaranteed minimum salary at an annual rate equal to that being paid by the Company on the date the term of employment hereunder commences, which salary shall not be less than $______________, less all applicable federal and state income tax withholding, FICA taxes and other payroll taxes. The guaranteed minimum salary shall be reviewed by the Company on a yearly basis to ascertain if any upward adjustment in the annual rate is in order, and if any increase is made, the new annual rate shall become the guaranteed minimum salary under this Section 4.

     Employee also shall be entitled to receive, during such employment hereunder, compensation in addition to such annual salary in the form of an annual bonus, grants of stock options under the Company's Amended and Restated 1992 Stock Option Plan ("Plan"), each such form of additional compensation to be paid or awarded consistent with the performance by Employee of his duties prescribed hereunder and to be determined by the board of directors of the Company. Any stock options granted under the Plan to Employee prior to or during the term of this Agreement pursuant to this
     Section 4 shall become immediately exercisable in the event of termination of Employee's employment hereunder by the Company for any reason other than cause as outlined in Section 8(c) hereof.

5. Working Facilities and Fringe Benefits. The Employee shall be furnished with office space, secretarial assistance and such other facilities and services as are appropriate to his position and adequate for the performance of his duties. The Company also shall provide to Employee during the term of employment fringe benefits and perquisites at least equal to those provided to Employee immediately prior to the date hereof, and the Company shall not discriminate against Employee with respect to any vacation or holiday plan, medical, hospital, life and disability insurance programs, retirement and 401(k) programs and other similar welfare benefit and remuneration programs from time to time made available to the officers and key employees of the Company.

6. Expenses. The Company shall pay or reimburse Employee for all reasonable expenses actually incurred or paid by him in the performance of services rendered by him pursuant to this Agreement. Such expenses shall be supported by the documentary evidence required to substantiate them as income tax deductions.

7. Nondisclosure of Confidential Information. Employee acknowledges that in his employment, he is or will be making use of, acquiring or adding to, confidential information of the Company, and is or will be familiar with the Company's business, activities, employees, customers and suppliers. Therefore, in order to protect such confidential information and to protect other employees who depend upon the Company for regular employment, Employee agrees that, except in connection with his employment by the Company, he will not during or after the term of his employment hereunder in any way utilize any of said confidential information and he will not copy, reproduce, or take with him the original or any copies of said confidential information and will not disclose any of said confidential information to anyone.

     In the event of a breach of the covenants contained in this Section 7, the Company shall be entitled to an injunction restraining such breach in addition to any other remedies provided by law.

     If any provision of this Section 7 is adjudged by a court to be invalid or unenforceable, the same will in no way affect any other provision of this
     Section 7 or any other part of this Agreement, the application of such provision in any other circumstances or the validity or enforceability of this Agreement. If any such provision, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination will have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form such provision will then be enforceable and will be enforced.

8.   Termination by Company

     (a) Disability. The Company may terminate the active employment of the Employee if, in the reasonable judgment of the board of directors of the Company, he becomes unable to satisfactorily perform his duties and responsibilities hereunder during the term of his employment because of mental or physical disability. Upon such termination, the Employee shall be relieved of all further obligations hereunder except obligations pursuant to Section 7. In the event of such termination, the Company shall continue to pay to the Employee, until the end of the term of his employment hereunder, a salary at a rate equal to the annual rate in effect on the date of such termination (as set forth in Section 4). Notwithstanding the foregoing, the amounts so payable shall be reduced by any amounts payable to the Employee during the term of his employment hereunder pursuant to any disability benefit or wage continuation plan of the Company in effect.

     (b) Death. In the event of the death of the Employee during the term, the Company shall make, until the end of the term of employment hereunder, payments at a rate equal to the annual rate in effect on the date of death. The payments to be made under this Section 8(b) shall not be reduced by reason of any insurance proceeds payable directly to the Employee's beneficiaries or estate pursuant to insurance carried or provided by the Company, and shall be made to such beneficiary as the Employee may designate for that purpose in written notice given to the Secretary of the Company prior to his death, or if the Employee has not so designated, then to the personal representative of the Estate.

     (c) Termination for Cause. The Company may terminate the Employee's employment for "Cause". "Cause" shall mean (1) any act or acts of dishonesty by the Employee constituting a felony and resulting or intended to result, directly or indirectly, in an improper gain to or personal enrichment of the Employee at the Company's expense, or (2) the willful and continued failure by the Employee to substantially perform his duties hereunder (other than any such failure resulting from the Employee's disability), after written demand for substantial performance is delivered by the Company to the Employee specifically identifying the manner in which the Company believes the Employee to be not substantially performing his duties. For purposes of this paragraph, no act, or failure to act, on the Employee's part, shall be considered "willful" unless done, or not done, as the case may be, by him in bad faith and without reasonable belief that his action or omission was in the best interest of the Company. In the event the Company terminates this Agreement for cause upon giving written notice to the Employee and thereafter, neither the Employee, his surviving spouse or his estate shall be entitled to any further salary or compensation from the Company pursuant to this Agreement, but the Employee's obligations under

          Section 7 shall remain in effect. The parties agree that the provisions of this Section 8(c) shall not be utilized in any manner by the Company to avoid, negate or frustrate application of the provisions of Section 9 of this Agreement.

     (d) Termination Without Cause. In the event the Company terminates employment of the Employee other than by reason of termination under
          Section 8(c) hereof, the Employee shall, in consideration of the lump sum payment described in Section 9(d) hereof, agree that the Employee shall neither directly nor indirectly, for a period of one year following such termination engage anywhere in a fifteen mile radius of any ambulatory surgery center operated, managed, or being developed by the Company on such termination date, in the development, management, or direct or indirect ownership of other ambulatory surgery centers or in any other business which would be competitive with the business being conducted by the Company on such termination date, or acquire or retain any direct or indirect financial interest in any business which is so engaged, provided, however, that nothing contained in the foregoing shall prohibit the Employee from acquiring or retaining ownership of up to 1% of the outstanding shares of a publicly-held corporation.

9.   Termination by Employee.

     (a) If Location of Office Changes. In the event that, at any time during the term of employment, the Company, without Employee's consent, changes the location of the offices at which Employee works at the time of such change to a city more than 50 miles from its location in Chicago, Illinois, the Employee may terminate his employment hereunder by giving to the Secretary of the Company notice in writing within three months after this right to termination arises.

     (b) If Responsibilities Change. It is the intention of the parties that the Employee will be the Chief Financial Officer, Vice President, Secretary, and Treasurer of the Company during the entire term of employment hereunder. In the event that, at any time during the term hereunder, Employee, without his consent, does not have the duties and responsibilities similar to those at the date of commencement hereof (except by reason of termination under Section 8), Employee may terminate his employment hereunder by giving to the Secretary of the Company written notice of such termination within three months after this right to terminate arises.

     (c) Following Change in Control. Employee may terminate his employment under this Agreement in the event of a Change in Control of the Company, as defined herein, by giving written notice of such termination to the Secretary of the Company not less than six months nor more than twelve months following such Change in Control. For purposes of this Section 9(c), a "Change in Control" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934; provided that, without limitation, such a Change in Control shall be deemed to have occurred if during any period of two consecutive years subsequent to ______________, 199_, individuals who at the beginning of such period constitute members of the board of directors cease for any reason to constitute at least a majority thereof, unless the nomination or election of each director who was not a director at the beginning of the period was approved by a vote of a majority of the directors still in office at the time of such nomination or election who were directors at the beginning of the period.

     (d)  Lump Sum Payment.  In the event of termination pursuant to subsections
          (a), (b) or (c) of this Section 9, or in the event the Company terminates employment of the Employee other than by reason of termination under Section 8(c) hereof, the Company shall pay to the Employee, in a lump sum and within 30 days of such termination, an amount equal to the sum of (i) the Employee's annual base salary and
          (ii) the annual bonus paid for the last full fiscal year during the Employment Term, or the initial annual bonus which would have been payable for the fiscal year in which the Employment Term commenced, as the case may be, by the Company.

     (e) Reimbursement. If a tax is imposed pursuant to Section 4999 of the Internal Revenue Code, or successor provision of like import, upon payments due under this Agreement or upon other payments to the Employee by the Company, the Employee shall be paid an additional amount calculated so as to provide the Employee, after he has paid the tax imposed by Section 4999 of the Code, with the same compensation he would have received had no tax been imposed by Section 4999. For purposes of this subsection (e), the term "Company" shall include any subsidiary, affiliate, assignee, or successor in interest of the Company or of such assignee or successor in interest.

10. Assignment. This Agreement is binding upon and shall be for the benefit of the successors and assigns of the Company, including any corporation or any other form of business organization with which the Company may merge or consolidate, or to which it may transfer substantially all of its assets. Employee shall not assign his interest in this Agreement or any part thereof.

11. Consent of the Company. Any act, request, approval, consent or opinion of the Company under this Agreement must be in writing and may be authorized, given or expressed only by resolution of the board of directors of the Company, or by such other person as the board of directors of the Company may designate.

12. Notices. Any notice required hereunder to be given shall be in writing and if:

     (a) by the Company to Employee shall be directed to him at his address set forth below, or to such other address as he shall have furnished in writing to the Company; or

     (b) by Employee to the Company shall be directed to National Surgery Centers, Inc., 30 South Wacker Drive, Suite 2302, Chicago, IL 60606,
          Attn: Secretary, or to such designee or other address as the board of directors shall name and have furnished in writing to Employee.

13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois applicable to contracts made and to be performed therein.

14. Enforcement Expenses and Arbitration. The Company agrees to reimburse the Employee for all costs and expenses incurred by him (including the reasonable fees of his counsel) in successfully enforcing any of his rights under this Agreement or any claim arising out of the breach thereof. In addition, the parties acknowledge the relative economic power of the Company versus the Employee, and the ability of the Company to resist the conclusion of litigation should the Employee institute legal proceedings to enforce this Agreement or to recover damages for the breach thereof. In recognition of this, any controversy or claim arising out of or relating to this Agreement, including any dispute over or interpretation of the occurrence of a "Change in Control", as previously defined, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, at the sole election of the Employee; provided, however, that an action by the Company to enforce its rights under Section 7 hereof shall be excluded from the arbitration provisions of this Section 14. Any such election by Employee shall be made in written notice given to the Company any time after such controversy or claim arises, and in the event Employee is served with process relating to any court proceeding concerning any such claim or controversy commenced by the Company, such election, to be effective, shall be made in written notice within 15 days of the time Employee is served with such process. Commencement of court proceedings by Employee shall be deemed an election not to arbitrate. In the event the Company commences court proceedings (other than an action by the Company solely to enforce its rights under Section 7 hereof) and is given notice of the election to arbitrate by the Employee within the time period set forth above, the Company agrees to promptly dismiss such court proceedings and submit to arbitration. In the event of such arbitration, judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                          NATIONAL SURGERY CENTERS, INC.
                                         By:
                                      Title:
                                    Address: